UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/A

Amendment No. 1 to

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 20, 2019

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001‑38183	81‑5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 1000 Houston, Texas 77024 (Address of Principal Executive Offices)
(713) 935-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 4, 2018, Ranger Energy Services, Inc. (the "Company") filed a current report on Form 8-K, reporting its announcement that the board of directors of the Company appointed Mario H. Hernandez to the role of Chief Accounting Officer (“CAO”), effective as of November 28, 2018. The current report on Form 8-K/A is being filed to disclose the material terms of Mr. Hernandez's compensation arrangement with the Company.

In connection with his appointment, on February 14, 2019, Mr. Hernandez entered into an employment agreement with the Company, effective as of November 28, 2018 (the “Employment Agreement”). The Employment Agreement provides for an initial two-year term with automatic renewals for an additional one-year period unless written notice of non-renewal is delivered by either party at least 90 days prior to the expiration of the then-current initial term or renewal term. Under the Employment Agreement, Mr. Hernandez is entitled to receive an annualized base salary of $230,000 and eligible to receive a discretionary annual bonus with a value of up to 60% of his annualized base salary. Mr. Hernandez shall be eligible to participate in the Company's Long Term Incentive Plan and shall receive target grants valued at 75% of base salary. The Employment Agreement further provides that Mr. Hernandez is eligible to participate in the Company’s standard employee benefit plans and programs.

Pursuant to the Employment Agreement, if Mr. Hernandez’s employment is terminated without Cause (as defined in the Employment Agreement) or by Mr. Hernandez for Good Reason (as defined in the Employment Agreement), subject to Mr. Hernandez’s execution (and non-revocation) of a release of claims in a form acceptable to the Company, Mr. Hernandez will receive severance equal to six months of his then-current annualized base salary.

The Employment Agreement contains certain restrictive covenants applicable to Mr. Hernandez, including confidentiality, non-competition and non-solicitation obligations. The non-competition and non-solicitation obligations apply during the term of employment and generally for a period of 24 months post-termination.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

On February 14, 2019, the Company entered into an indemnification agreement, effective November 28, 2018, with Mr. Hernandez (the “Indemnification Agreement”) in connection with his role as CAO of the Company. The Indemnification Agreement requires the Company to indemnify Mr. Hernandez to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01
(d) Exhibits

Exhibit Number	Description
10.1+	Employment Agreement, dated as of November 28, 2019, by and between the Company and Mario H. Hernandez
10.2+	Indemnification Agreement, dated as of November 28, 2019, by and between the Company and Mario H. Hernandez
______________________________
+ Compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	February 20, 2019
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)